Exhibit 99.1

100 Carillon Parkway • St. Petersburg, FL 33701

NEWS FOR IMMEDIATE RELEASE

First Advantage Contacts:
Renee Svec	Cindy Williams
Director of Marketing & Communications	Investor Relations Manager
727.214.3411, ext. 212	727.214.3411, ext. 260
rsvec@fadv.com	clwilliams@fadv.com

FIRST ADVANTAGE CORPORATION REPORTS

OPERATING RESULTS FOR THE THIRD QUARTER OF 2005

ST. PETERSBURG, Fla., Oct. 25, 2005—First Advantage Corporation (NASDAQ: FADV), a global risk mitigation and business solutions provider, today announced operating results for the third quarter of 2005.

First Advantage reported net income of $16.0 million (30 cents per diluted share) for the quarter ended Sept. 30, 2005. Net income was $13.0 million (26 cents per diluted share) for the quarter ended Sept. 30, 2004.

Revenues for the company were $169.9 million and $134.1 million for the quarters ended Sept. 30, 2005, and Sept. 30, 2004, respectively.

Earnings before interest, taxes, depreciation and amortization (EBITDA) were $35.1 million and $28.7 million for the quarters ended Sept. 30, 2005, and Sept. 30, 2004, respectively.

“We are very pleased to report our third quarter operating results, inclusive of the Credit Information Group (CIG) we recently acquired from our parent company, The First American Corporation”, said John Long, chief executive officer of First Advantage Corporation. “The operating results for the quarter demonstrate the earnings and cash flow potential of the combined companies, which we intend to leverage to pursue future opportunities.”

In addition to CIG, First Advantage also acquired Phoenix Research Corporation, Jenark Business Systems, Inc. and Recruiternet, Inc. during the third quarter, and Road Manager Financial Services, Inc. and True Data Partners in October. In September, First Advantage also entered into a $225 million senior secured credit facility with a syndicate of financial institutions led by Banc of America, which will be used to refinance existing debt, support future acquisitions and provide ongoing working capital.

Management estimates that diluted earnings per share will be in the range of 22 cents to 26 cents for the fourth quarter ending Dec. 31, 2005.

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First Advantage Corporation Reports Operating Results for the Third Quarter of 2005

First Advantage’s third quarter results will be discussed in more detail on Tuesday, Oct. 25, 2005, at 5:00 p.m. ET, via teleconference and webcast. The teleconference dial-in number is 888.566.0007 within the United States and 312.470.0008 outside the U.S. The teleconference pass code is “Advantage”. The live audio webcast of the call will be accessible on the Investor Relations section of First Advantage’s website at www.FADV.com. An audio replay of the teleconference call will be available through Nov. 2, 2005, by dialing 800.645.7417 within the United States, or 402.220.0256 outside the U.S. An audio archive of the webcast will also be available for replay on First Advantage’s website following the call.

First Advantage will host an Investor’s Half-Day at the NASDAQ MarketSite in New York City on Wednesday, Nov. 9, 2005 to provide analysts and investors with the opportunity to hear the company’s continuing growth strategy, operational plans and most recent financial results. Additionally, the company will provide 2006 earnings guidance. Attendance is by registration only; however, the media and general public are welcome to listen via webcast beginning at 8:05 a.m. ET from the Investor Relations section of the company’s website at www.FADV.com. A replay of the webcast will also be made available on the company’s website shortly after the conclusion of the live presentation.

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First Advantage Corporation Reports Operating Results for the Third Quarter of 2005

Summary Income Statement (Unaudited)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2005	2004	2005	2004
Service revenue	$157,746,000	$122,865,000	$437,022,000	$356,526,000
Reimbursed government fee revenue	12,200,000	11,208,000	36,669,000	33,569,000

Total revenue	169,946,000	134,073,000	473,691,000	390,095,000
Cost of service revenue	49,881,000	37,219,000	133,026,000	112,901,000
Government fees paid	12,200,000	11,208,000	36,669,000	33,569,000

Total cost of sales	62,081,000	48,427,000	169,695,000	146,470,000
Gross margin	107,865,000	85,646,000	303,996,000	243,625,000

Salaries and benefits	46,646,000	37,018,000	130,308,000	105,876,000
Facilities and telecommunications	6,205,000	5,125,000	18,974,000	14,991,000
Other operating expenses	20,193,000	15,323,000	57,845,000	49,601,000
Depreciation and amortization	6,685,000	5,878,000	19,085,000	17,134,000

Income from operations	28,136,000	22,302,000	77,784,000	56,023,000

Interest (expense) income:
Interest expense	(1,580,000)	(714,000)	(4,115,000)	(1,665,000)
Interest income	22,000	150,000	48,000	567,000

Interest (expense) income, net	(1,558,000)	(564,000)	(4,067,000)	(1,098,000)
Equity in earnings in investee	280,000	349,000	1,232,000	986,000

Income before income taxes	26,858,000	22,087,000	74,949,000	55,911,000
Provision for income taxes	10,835,000	9,125,000	32,251,000	23,067,000

Net income	$16,023,000	$12,962,000	$42,698,000	$32,844,000

Per share amounts:
Basic earnings per share	$.30	$.26	$.82	$.67

Basic weighted-average shares outstanding	53,200,609	49,683,345	52,132,551	49,318,123

Diluted earnings per share	$.30	$.26	$.81	$.66

Diluted weighted-average shares outstanding	53,964,766	50,128,761	52,616,858	49,646,664

EBITDA calculation:
Net income	$16,023,000	$12,962,000	$42,698,000	$32,844,000
Provision for income taxes	10,835,000	9,125,000	32,251,000	23,067,000
Interest expense	1,580,000	714,000	4,115,000	1,665,000
Depreciation and amortization	6,685,000	5,878,000	19,085,000	17,134,000

Earnings before interest, taxes, depreciation and amortization (EBITDA)*	$35,123,000	$28,679,000	$98,149,000	$74,710,000

*	EBITDA is not a measure of financial performance under generally accepted accounting principles. EBITDA is used by certain investors to analyze and compare companies.

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First Advantage Corporation Reports Operating Results for the Third Quarter of 2005

Segment Financial Information (Unaudited)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2005	2004	2005	2004
Service revenue
Lender Services	$43,907,000	$33,870,000	$128,963,000	$103,480,000
Data Services	22,100,000	16,678,000	61,860,000	56,794,000
Dealer Services	29,219,000	18,355,000	72,252,000	53,022,000
Employer Services	37,673,000	31,952,000	104,451,000	84,664,000
Multi Family Services	17,544,000	15,711,000	49,134,000	41,838,000
Investigative & Litigation Support Services	8,237,000	6,770,000	23,142,000	18,687,000
Corporate	(934,000)	(471,000)	(2,780,000)	(1,959,000)

Consolidated	$157,746,000	$122,865,000	$437,022,000	$356,526,000

Income (loss) from operations
Lender Services	$12,971,000	$9,125,000	$37,596,000	$31,012,000
Data Services	7,206,000	5,102,000	20,956,000	8,541,000
Dealer Services	3,964,000	2,125,000	10,522,000	6,665,000
Employer Services	3,560,000	3,822,000	11,111,000	6,838,000
Multi Family Services	4,824,000	4,498,000	13,594,000	9,982,000
Investigative & Litigation Support Services	353,000	612,000	1,032,000	621,000
Corporate	(4,742,000)	(2,982,000)	(17,027,000)	(7,636,000)

Consolidated	$28,136,000	$22,302,000	$77,784,000	$56,023,000

Operating margin percentage of service revenue
Lender Services	29.54%	26.94%	29.15%	29.97%
Data Services	32.61%	30.59%	33.88%	15.04%
Dealer Services	13.57%	11.58%	14.56%	12.57%
Employer Services	9.45%	11.96%	10.64%	8.08%
Multi Family Services	27.50%	28.63%	27.67%	23.86%
Investigative & Litigation Support Services	4.29%	9.04%	4.46%	3.32%
Corporate	N/A	N/A	N/A	N/A

Consolidated	17.84%	18.15%	17.80%	15.71%

About First Advantage Corporation

First Advantage Corporation (NASDAQ: FADV) combines industry expertise with information to create products and services that organizations worldwide use to make smarter business decisions. First Advantage is a leading provider of business credit information in the transportation industry; consumer credit information in the mortgage, automotive and subprime markets; motor vehicle record reports; supply chain security consulting; employment background verifications; occupational health services; applicant tracking systems; business tax consulting services; insurance fraud, corporate and litigation investigations; surveillance; computer forensics; electronic discovery; data recovery; due diligence reporting; resident screening; property management software; renters insurance and consumer location services. First Advantage ranks among the top three companies in all of its major business lines. First Advantage is headquartered in St. Petersburg, Fla., and has more than 3,700 employees in offices throughout the United States and abroad. More information about First Advantage can be found at www.FADV.com.

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First Advantage Corporation Reports Operating Results for the Third Quarter of 2005

First Advantage is a majority-owned subsidiary of The First American Corporation (NYSE: FAF), a Fortune 500 company that traces its history to 1889. First American is the nation’s largest data provider, supplying businesses and consumers with information resources in connection with the major economic events of people’s lives. Additional information about the First American Family of Companies can be found at www.firstam.com.

Certain statements in this press release, including those related to the execution of the company’s growth strategy, product expansion, future cash flow, and fourth quarter earnings per share, are forward looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: general volatility of the capital markets and the market price of the company’s Class A common stock; the company’s ability to successfully raise capital; the company’s ability to identify and complete acquisitions and successfully integrate businesses it acquires; changes in applicable government regulations; the degree and nature of the company’s competition; increases in the company’s expenses; continued consolidation among the company’s competitors and customers; unanticipated technological changes and requirements; the company’s ability to identify suppliers of quality and cost-effective data, and other risks identified from time-to-time in the company’s SEC filings. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Investors are advised to consult the company’s filings with the SEC, including its 2004 Annual Report on Form 10-K, for a further discussion of these and other risks.

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